As filed with the Securities and Exchange Commission on August 28, 2026
Registration No. 033-86986
Registration No. 033-91790
Registration No. 033-97032
Registration No. 333-42853
Registration No. 333-51637
Registration No. 333-51639
Registration No. 333-57317
Registration No. 333-70305
Registration No. 333-78067
Registration No. 333-78383
Registration No. 333-78609
Registration No. 333-84693
Registration No. 333-91327
Registration No. 333-92345
Registration No. 333-43288
Registration No. 333-58628
Registration No. 333-72788
Registration No. 333-72822
Registration No. 333-76726
Registration No. 333-97123
Registration No. 333-124428
Registration No. 333-133665

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 033-86986
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 033-91790
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 033-97032
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-42853
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-51637
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-51639
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-57317
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-70305
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-78067

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-78383
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-78609
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-84693
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-91327
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-92345
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-43288
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-58628
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-72788
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-72822
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-76726
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-97123
POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-4 REGISTRATION STATEMENT NO. 333-124428
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-4 REGISTRATION STATEMENT NO. 333-133665

CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		54-1719854
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
1680 Capital One Drive McLean, Virginia 22102
(Address of principal executive offices, including zip code)

1994 Stock Incentive Plan
1995 Non-Employee Directors Stock Incentive Plan
1999 Stock Incentive Plan
2002 Non-Executive Officer Stock Incentive Plan
Hibernia Corporation Long-Term Incentive Plan
Hibernia Corporation 1993 Director Stock Option Plan
Hibernia Corporation 2003 Long-Term Incentive Compensation Plan

Hibernia Corporation Retirement Security Plan
North Fork Bancorporation, Inc. 1989 Executive Management Compensation Plan
North Fork Bancorporation, Inc. 1994 Key Employee Stock Plan
North Fork Bancorporation, Inc. 1999 Stock Compensation Plan
North Fork Bancorporation, Inc. 1998 Stock Compensation Plan
North Fork Bancorporation, Inc. 1997 Non-Officer Stock Plan
North Fork Bancorporation, Inc. New Employee Stock Compensation Plan
North Fork Bancorporation, Inc. 2003 Stock Compensation Plan
JSB Financial, Inc. 1996 Stock Option Plan
Reliance Bancorp, Inc. Amended and Restated 1996 Incentive Stock Option Plan
GreenPoint Financial Corp. 1999 Stock Incentive Plan
Headlands Mortgage Company 1997 Executive and Non-Employee Director Stock Plan
GreenPoint Financial Corp. Amended and Restated 1994 Stock Incentive Plan
GreenPoint Financial Corp. 2001 Stock Plan
GreenPoint Financial Corp. Non-Employee Directors Stock Option Plan
GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan
North Fork Bancorporation, Inc. 2004 Outside Directors Stock in Lieu of Fees Plan
GreenPoint Bank 1993 Directors’ Deferred Fee Stock Unit Plan
North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan
Trust Company of New Jersey’s 1993 Incentive Stock Option Plan, as amended
Trust Company of New Jersey 2002 Stock Option Plan

(Full title of the plans)

Matthew W. Cooper General Counsel and Corporate Secretary Capital One Financial Corporation 1680 Capital One Drive McLean, Virginia 22102 (703) 720-1000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒    Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Capital One Financial Corporation (the “Registrant”) is filing with the Securities and Exchange Commission (the “Commission”) this post-effective amendment on Form S-8 (this “Post-Effective Amendment”) to deregister the shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”), previously registered under the following Registration Statements on Form S-8 filed with the Commission (the “Registration Statements”), together with any and all plan interests registered thereunder that remain unsold or otherwise unissued as of the date hereof under the following Registration Statements:
●Registration Statement on Form S-8, filed with the Commission on December 1, 1994 (Commission File No. 033-86986) with respect to up to 5,370,880 shares of Common Stock, thereby registered for offer or sale pursuant to the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on May 1, 1995 (Commission File No. 033-91790) with respect to 500,000 shares of Common Stock, thereby registered for offer or sale pursuant to the 1995 Non-Employee Directors Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on September 18, 1995 (Commission File No. 033-97032) with respect to 381,826 shares of Common Stock, thereby registered for offer or sale pursuant to the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on December 22, 1997 (Commission File No. 333-42853) with respect to an aggregate of 809,873 shares of Common Stock thereby registered for offer or sale pursuant to stock options outstanding under the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on May 1, 1998 (Commission File No. 333-51637) with respect to 3,250,000 shares of Common Stock thereby registered for offer or sale pursuant to the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on May 1, 1998 (Commission File No. 333-51639) with respect to 175,000 shares of Common Stock thereby registered for offer or sale pursuant to stock options outstanding under the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on June 19, 1998 (Commission File No. 333-57317) with respect to 240,093 shares of Common Stock thereby registered for offer or sale pursuant to stock options outstanding under the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on January 8, 1999 (Commission File No. 333-70305) with respect to an aggregate of 95,000 shares of Common Stock thereby registered for offer or sale pursuant to stock options outstanding under the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on May 7, 1999 (Commission File No. 333-78067) with respect to 3,250,000 shares of Common Stock thereby registered for offer or sale pursuant to the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on May 13, 1999 (Commission File No. 333-78383) with respect to an aggregate of 2,035,000 shares of Common Stock thereby registered for offer or sale pursuant to stock options outstanding under the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on May 17, 1999 (Commission File No. 333-78609) with respect to 200,000 shares of Common Stock, thereby registered for offer or sale pursuant to the 1999 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on August 6, 1999 (Commission File No. 333-84693) with respect to 850,000 shares of Common Stock, thereby registered for offer or sale pursuant to stock options outstanding under the 1994 Stock Incentive Plan.

●Registration Statement on Form S-8, filed with the Commission on November 19, 1999 (Commission File No. 333-91327) with respect to 150,000 shares of Common Stock, thereby registered for offer or sale pursuant to stock options outstanding under the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on December 8, 1999 (Commission File No. 333-92345) with respect to 1,500,000 shares of Common Stock, thereby registered for offer or sale pursuant to the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on August 8, 2000 (Commission File No. 333-43288) with respect to 2,000,000 shares of Common Stock, thereby registered for offer or sale pursuant to the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on April 10, 2001 (Commission File No. 333-58628) with respect to 7,000,000 shares of Common Stock, thereby registered for offer or sale pursuant to the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on November 5, 2001 (Commission File No. 333-72788) with respect to 2,967,318 shares of Common Stock, thereby registered for offer or sale pursuant to stock options outstanding under the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on November 6, 2001 (Commission File No. 333-72822) with respect to 15,000,000 shares of Common Stock, thereby registered for offer or sale pursuant to the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on January 15, 2002 (Commission File No. 333-76726) with respect to options to purchase 385,104 shares of Common Stock, thereby registered for offer or sale pursuant to the 1994 Stock Incentive Plan.
●Registration Statement on Form S-8, filed with the Commission on July 25, 2002 (Commission File No. 333-97123) with respect to 8,500,000 shares of Common Stock, thereby registered for offer or sale pursuant to the 2002 Non-Executive Officer Stock Incentive Plan.
●Post-Effective Amendment No.2 on Form S-8, filed with the Commission on November 23, 2005 (Commission File No. 333-124428) with respect to 4,231,000 shares of Common Stock, thereby registered for offer or sale pursuant to the Hibernia Corporation Long-Term Incentive Plan, the Hibernia Corporation 1993 Director Stock Option Plan, the Hibernia Corporation 2003 Long-Term Incentive Compensation Plan and the Hibernia Corporation Retirement Security Plan.
●Post-Effective Amendment No.1 on Form S-8, filed with the Commission on December 6, 2006 (Commission File No. 333-133665) with respect to 14,915,236 shares of Common Stock, thereby registered for offer or sale pursuant to the North Fork Bancorporation, Inc. 1989 Executive Management Compensation Plan, the North Fork Bancorporation, Inc. 1994 Key Employee Stock Plan, the North Fork Bancorporation, Inc. 1999 Stock Compensation Plan, the North Fork Bancorporation, Inc. 1998 Stock Compensation Plan, the North Fork Bancorporation, Inc. 1997 Non-Officer Stock Plan, the North Fork Bancorporation, Inc. New Employee Stock Compensation Plan, the North Fork Bancorporation, Inc. 2003 Stock Compensation Plan, the JSB Financial, Inc. 1996 Stock Option Plan, the Reliance Bancorp, Inc. Amended and Restated 1996 Incentive Stock Option Plan, the GreenPoint Financial Corp. 1999 Stock Incentive Plan, the Headlands Mortgage Company 1997 Executive and Non-Employee Director Stock Plan, the GreenPoint Financial Corp. Amended and Restated 1994 Stock Incentive Plan, the GreenPoint Financial Corp. 2001 Stock Plan, the GreenPoint Financial Corp. Non-Employee Directors Stock Option Plan, the GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan, the North Fork Bancorporation, Inc. 2004 Outside Directors Stock in Lieu of Fees Plan, the GreenPoint Bank 1993 Directors’ Deferred Fee Stock Unit Plan, the North Fork Bancorporation, Inc. 401(k) Retirement Savings Plan, the Trust Company of New Jersey’s 1993 Incentive Stock Option Plan, as amended, and the Trust Company of New Jersey 2002 Stock Option Plan.

The Registrant is no longer issuing securities under the Plans. Accordingly, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to the Registration Statements as of the date hereof. Effective upon filing hereof, the Registrant hereby removes from registration any and all securities registered under the Registration Statements that remain unsold as of the date hereof.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this 28th day of August, 2026.

CAPITAL ONE FINANCIAL CORPORATION (Registrant)
By:
	Name:	Matthew W. Cooper
	Title:	General Counsel and Corporate Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.